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                                                                    EXHIBIT 10.9



May 16, 2000

MR. VINCENT SHUNSKY, TREASURER
INTEGRAL VISION, INC.
38700 Grand River Avenue
Farmington Hills, Michigan 48335

Dear Vince:

We are pleased to inform you that National City Bank of Michigan/Illinois has approved a Working Capital Line of Credit in favor of Integral Vision, Inc. in accordance with the terms and subject to the conditions set forth in this Commitment Letter.

BORROWER:         Integral Vision, Inc.
                  38700 Grand River Avenue
                  Farmington Hills, MI  48335

AMOUNT:           One Million and No/100 Dollars ($1,000,000.00)

PURPOSE:          To provide for working capital needs

EFFECTIVE DATE:   Date of Closing; after field exam audit of receivables

MATURITY:         Demand

FEE:              1%, or $10,000

INTEREST:         National City Bank of Michigan/Illinois Prime Base Rate plus
                  1-1/2% (10.5% at 05/16/00)

REPAYMENT TERMS:  Monthly interest-only payments; principal on demand

ADVANCE RATE:     65% of Accounts Receivable less than 90 days old;
                  eligible foreign receivables to be supported by acceptable letter of credit; if 25% of any particular customer's receivables become ineligible, then all of that customer's receivables become ineligible. The Weltronic/Technitron
                  Corporation Promissory Note proceeds will be remitted directly to National City Bank to pay down the line of credit, subsequent to which Integral Vision, at its option and based upon the availability under the advance formula, may draw under the line of credit.

COLLATERAL:       Accounts Receivable, Inventory, Machinery & Equipment,
                  Integral Vision Common Stock Market-Valued at $250,000; Direct
                  Assignment of Weltronic/Technitron Corporation Promissory Note

Any indebtedness incurred by Integral Vision, Inc. for loans made pursuant to this Commitment is subject to the terms and conditions of a Security Agreement, Promissory Note, and any other

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INTEGRAL VISION, INC.
MAY 16, 2000
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documents that we may deem necessary to be executed to evidence and secure payment of any indebtedness pursuant to this Commitment.

In addition to the terms and conditions outlined above, National City Bank will require the following:

         (1) Borrower will provide within 90 days after its year-end, independent, CPA-audited financial statements; 30 days after its quarter-end, and 15 days after its month-end, management-compiled financial statements. Year-end tax returns will also be prepared by an independent CPA.

         (2) No additional debt, with the exception of operating lease commitments, nor investments shall be encumbered nor made without prior written notice to the Bank.

         (3) Annual field audit of accounts receivable to be conducted by National City Bank Secured Credit Department personnel.

If any information contained in the Commercial Loan application is incorrect, this offer is null and void at the discretion of NCB. This commitment is further conditioned upon the Borrower maintaining a financial condition satisfactory to NCB.

This letter constitutes the entire agreement between the parties. Any and all prior or contemporaneous oral or written agreements, understandings, statements, customs or practices among any of the parties pertaining to the transactions contemplated herein are merged herein. No party has made any representations, warranties or inducements, expressed or implied, to any other party, except as expressly set forth herein. The terms of this letter cannot be modified in any way except by a future amendment in writing signed by NCB and the Borrower.



Sincerely,

NATIONAL CITY BANK OF MICHIGAN/ILLINOIS

/S/ BRUCE R. DAVIS

BRUCE R. DAVIS
Vice President
Commercial Loan Department



ACCEPTED BY:      INTEGRAL VISION, INC.

By:    /S/ VINCENT SHUNSKY
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Its:   Treasurer
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